Exhibit 6.89

[redacted]

COUNTER OFFER 1

ARIZONA association of REALTORS® REAL SOLUTIONS. REALTOR® SUCCESS.

The pre-printed portion of this form has been drafted by the Arizona Association of REALTORS®. Any change in the pre-printed language of this form must be made in a prominent manner. No representations are made as to the legal validity, adequacy and/or effects of any provision, including tax consequences thereof. If you desire legal, tax or other professional advice, please consult your attorney, tax advisor or professional consultant.

This is a Counter Offer originated by: ☑ Seller ☐ Buyer ☐ Landlord ☐ Tenant

This is a Counter Offer to the ☑ Offer ☐ Counter Offer dated 09/02/2021 (MO/DA/YR) between the following Parties:

Seller/Landlord: [redacted]

Buyer/Tenant: Arrived Holdings, Inc. and/or Assigns

Premises Address: 5309 S 18th Pl, Phoenix, AZ 85040

Acceptance of the above Offer and/or Counter Offer is contingent upon agreement to the following:

Buyer to pay for seller's entire (all) escrow fees.

$2,000 of the earnest money to become non-refundable from day one.

All other terms and conditions to remain the same.

Terms of Acceptance: Unless acceptance of this Counter Offer is signed by all parties and a signed copy delivered in person, by mail, facsimile or electronically, and received by the originating party's Broker named in the Contract Section 8q or 9a as applicable by 09/04/2021 at 11:59 ☐ a.m. ☑ p.m., Mountain Standard Time, this Counter Offer shall be considered withdrawn. Except as modified by this Counter Offer, all other terms and conditions of the above referenced Offer/Counter Offer(s) shall remain unchanged and deemed accepted. Until this Counter Offer has been accepted in the manner described above, the Parties understand that the Party originating this Counter Offer may withdraw the offer to buy, sell, or lease the Premises.

The undersigned acknowledges receipt of a copy hereof.

[redacted] 09/03/2021, 04:51:33 PM GMT-7 Date: ______ Time: ______

☑ Seller ☐ Buyer ☐ Landlord ☐ Tenant

______ Date: ______ Time: ______

☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

☐ RESPONSE

An additional Counter Offer is attached, and is incorporated by reference. If there is a conflict between this Counter Offer and the additional Counter Offer, the provisions of the additional Counter Offer shall be controlling.

______ Date: ______ Time: ______

☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

______ Date: ______ Time: ______

☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

☒ ACCEPTANCE

The undersigned agrees to the terms and conditions of this Counter Offer and acknowledges receipt of a copy hereof.

[redacted] Date: 09/03/2021 Time: ______

☐ Seller ☒ Buyer ☐ Landlord ☐ Tenant

______ Date: ______ Time: ______

☐ Seller ☐ Buyer ☐ Landlord ☐ Tenant

For Broker Use Only:

Brokerage File/Log No. ______ Manager's Initials ______ Broker's Initials ______ Date ______ MO/DA/YR

[redacted]

[redacted]

ARIZONA association of REALTORS® — REAL SOLUTIONS. REALTOR® SUCCESS.

This attachment should be given to the Buyer prior to the submission of any offer and is not part of the Residential Resale Real Estate Purchase Contract's terms.

ATTENTION BUYER!

You are entering into a legally binding agreement.

[x] **1. Read the entire contract *before* you sign it.**

[x] **2. Review the Residential Seller's Property Disclosure Statement (See Section 4a).**

- This information comes directly from the Seller.
- Investigate any blank spaces, unclear answers or any other information that is important to you.

[x] **3. Review the Inspection Paragraph (see Section 6a).**

If important to you, hire a qualified:

- General home inspector
- Heating/cooling inspector
- Mold inspector
- Pest inspector
- Pool inspector
- Roof inspector

Verify square footage (see Section 6b)
Verify the property is on sewer or septic (see Section 6f)

[x] **4. Confirm your ability to obtain insurance and insurability of the property during the inspection period with your insurance agent (see Sections 6a and 6e).**

[x] **5. Apply for your home loan now, if you have not done so already, and provide your lender with all requested information (see Section 2f).**

It is your responsibility to make sure that you and your lender follow the timeline requirements in Section 2, and that you and your lender deliver the necessary funds to escrow in sufficient time to allow escrow to close on the agreed upon date. Otherwise, the Seller may cancel the contract and you may be liable for damages.

[x] **6. Read the title commitment within five (5) days of receipt (see Section 3c).**

[x] **7. Read the CC&R's and all other governing documents within five (5) days of receipt (see Section 3c), especially if the home is in a homeowner's association.**

[x] **8. Conduct a thorough pre-closing walkthrough (see Section 6l). If the property is unacceptable, speak up. After the closing may be too late.**

You can obtain information through the Buyer's Advisory at www.aaronline.com/manage-risk/buyer-advisory-3/.

Remember, you are urged to consult with an attorney, inspectors, and experts of your choice in any area of interest or concern in the transaction. Be cautious about verbal representations, advertising claims, and information contained in a listing. ***Verify anything important to you.***

WARNING: *WIRE TRANSFER FRAUD*

Beware of wiring instructions sent via email. Cyber criminals may hack email accounts and send emails with fake wiring instructions. ***Always independently confirm wiring instructions prior to wiring any money.*** Do not email or transmit documents that show bank account numbers or personal identification information.

✔ ***Buyer's Check List***

[redacted]

RESIDENTIAL RESALE REAL ESTATE PURCHASE CONTRACT

Document updated: February 2020

ARIZONA association of REALTORS® REAL SOLUTIONS. REALTOR® SUCCESS.

The pre-printed portion of this form has been drafted by the Arizona Association of REALTORS®. Any change in the pre-printed language of this form must be made in a prominent manner. No representations are made as to the legal validity, adequacy and/or effects of any provision, including tax consequences thereof. If you desire legal, tax or other professional advice, please consult your attorney, tax advisor or professional consultant.

1. PROPERTY

1a. **BUYER:** Arrived Holdings, Inc. and/or Assigns
BUYER'S NAME(S)

SELLER: [redacted] or ☐ as identified in section 9c.
SELLER'S NAME(S)

Buyer agrees to buy and Seller agrees to sell the real property with all improvements, fixtures, and appurtenances thereon or incidental thereto, plus the personal property described herein (collectively the "Premises").

1b. Premises Address: 5309 S 18TH Place Assessor's #: 122-47-155

City: Phoenix County: Maricopa AZ, Zip Code: 85040

Legal Description: LOT 94 SANTIAGO MCR 126527

1c. $ 370,000.00 Full Purchase Price, paid as outlined below

$ 10,000.00 Earnest Money To be applied towards final purchase price.

$ 360,000.00 Cash at Close

$

Earnest Money is in the form of: ☐ Personal Check ☐ Wire Transfer ☒ Other Check /Wire

Upon acceptance of this offer, the Earnest Money, if any, will be deposited with: ☒ Escrow Company ☐ Broker's Trust Account.

IF THIS IS AN ALL CASH SALE: A Letter of Credit or a source of funds from a financial institution documenting the availability of funds to close escrow *is* attached hereto.

1d. **Close of Escrow:** Close of Escrow ("COE") shall occur when the deed is recorded at the appropriate county recorder's office. Buyer and Seller shall comply with all terms and conditions of this Contract, execute and deliver to Escrow Company all closing documents, and perform all other acts necessary in sufficient time to allow COE to occur on October (MONTH) 2 (DAY), 20 21 (YEAR) ("COE Date"). If Escrow Company or recorder's office is closed on the COE Date, COE shall occur on the next day that both are open for business.

Buyer shall deliver to Escrow Company a cashier's check, wired funds or other immediately available funds to pay any down payment, additional deposits or Buyer's closing costs, and instruct the lender, if applicable, to deliver immediately available funds to Escrow Company, in a sufficient amount and in sufficient time to allow COE to occur on the COE Date.

Buyer acknowledges that failure to pay the required closing funds by the scheduled COE, if not cured after a cure notice is delivered pursuant to Section 7a, shall be construed as a material breach of this Contract and the Earnest Money shall be subject to forfeiture.

All funds are to be in U.S. currency.

1e. **Possession:** Seller shall deliver possession, occupancy, existing keys and/or means to operate all locks, mailbox, security system/alarms, and all common area facilities to Buyer at COE or ☐ ________. Broker(s) recommend that the parties seek independent counsel from insurance, legal, tax, and accounting professionals regarding the risks of pre-possession or post-possession of the Premises.

1f. **Addenda Incorporated:** ☐ Additional Clause ☐ Buyer Contingency ☐ Domestic Water Well ☒ H.O.A.
☐ Lead-Based Paint Disclosure ☐ Loan Assumption ☐ On-site Wastewater Treatment Facility ☐ Seller Financing ☐ Short Sale
☐ Solar Lease / Solar Loan Assumption Addendum ☐ Other:

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[redacted]

Initials> [redacted] BUYER

1g. **Fixtures and Personal Property:** For purposes of this Contract, fixtures shall mean property attached/affixed to the Premises. Seller agrees that all existing: fixtures on the Premises, personal property specified herein, and means to operate fixtures and property (i.e., remote controls) shall convey in this sale. Including the following:

- built-in appliances, ceiling fans and remotes
- central vacuum, hose, and attachments
- draperies and other window coverings
- fireplace equipment (affixed)
- floor coverings (affixed)
- free-standing range/oven
- garage door openers and remotes
- light fixtures
- mailbox
- media antennas/satellite dishes (affixed)
- outdoor fountains and lighting
- outdoor landscaping (i.e., shrubbery, trees and unpotted plants)
- shutters and awnings
- smart home devices, access to which shall be transferred (i.e., video doorbell, automated thermostat)
- speakers (flush-mounted)
- storage sheds
- storm windows and doors
- stoves: gas-log, pellet, wood-burning
- timers (affixed)
- towel, curtain and drapery rods
- wall mounted TV brackets and hardware (excluding TVs)
- water-misting systems
- window and door screens, sun shades

If owned by Seller, the following items also are included in this sale:

- affixed alternate power systems serving the Premises (i.e., solar)
- in-ground pool and spa/hot tub equipment and covers (including any mechanical or other cleaning systems)
- security and/or fire systems and/or alarms
- water purification systems
- water softeners

Additional existing personal property included in this sale (if checked):

☐ refrigerator (description): ______________________

☐ washer (description): ______________________

☐ dryer (description): ______________________

☐ above-ground spa/hot tub including equipment, covers, and any mechanical or other cleaning systems (description): ______________________

____

☐ other personal property not otherwise addressed (description): ______________________

☐ other personal property not otherwise addressed (description): ______________________

Additional existing personal property included shall not be considered part of the Premises and shall be transferred with no monetary value, and free and clear of all liens or encumbrances.

Leased items shall **NOT** be included in this sale. Seller shall deliver notice of all leased items within three (3) days after Contract acceptance. Buyer shall provide notice of any leased items disapproved within the Inspection Period or five (5) days after receipt of the notice, whichever is later.

IF THIS IS AN ALL CASH SALE: Section 2 does not apply - go to Section 3.

2. FINANCING

2a. **Pre-Qualification:** An AAR Pre-Qualification Form ***is*** attached hereto and incorporated herein by reference.

2b. **Loan Contingency:** Buyer's obligation to complete this sale is contingent upon Buyer obtaining loan approval without Prior to Document ("PTD") conditions no later than three (3) days prior to the COE Date for the loan described in the AAR Loan Status Update ("LSU") form or the AAR Pre-Qualification Form, whichever is delivered later. **No later than three (3) days prior to the COE Date, Buyer shall either: (i) sign all loan documents; or (ii) deliver to Seller or Escrow Company notice of loan approval without PTD conditions AND date(s) of receipt of Closing Disclosure(s) from Lender; or (iii) deliver to Seller or Escrow Company notice of inability to obtain loan approval without PTD conditions.**

2c. **Unfulfilled Loan Contingency:** This Contract shall be cancelled and Buyer shall be entitled to a return of the Earnest Money if after diligent and good faith effort, Buyer is unable to obtain loan approval without PTD conditions and delivers notice of inability to obtain loan approval no later than three (3) days prior to the COE Date. If Buyer fails to deliver such notice, Seller may issue a cure notice to Buyer as required by Section 7a and, in the event of Buyer's breach, Seller shall be entitled to the Earnest Money pursuant to Section 7b. If, prior to expiration of any Cure Period, Buyer delivers notice of inability to obtain loan approval, Buyer shall be entitled to a return of the Earnest Money. Buyer acknowledges that prepaid items paid separately from the Earnest Money are not refundable.

2d. **Interest Rate / Necessary Funds:** Buyer agrees that (i) the inability to obtain loan approval due to the failure to lock the interest rate and "points" by separate written agreement with the lender; or (ii) the failure to have the down payment or other funds due from Buyer necessary to obtain the loan approval without conditions and close this transaction is not an unfulfilled loan contingency.

2e. **Loan Status Update:** Buyer shall deliver to Seller the LSU, with at a minimum lines 1-40 completed, describing the current status of the Buyer's proposed loan within ten (10) days after Contract acceptance and instruct lender to provide an updated LSU to Broker(s) and Seller upon request.

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2f. **Loan Application:** Unless previously completed, within three (3) days after Contract acceptance Buyer shall (i) provide lender with Buyer's name, income, social security number, Premises address, estimate of value of the Premises, and mortgage loan amount sought; and (ii) grant lender permission to access Buyer's Trimerged Residential Credit Report.

2g. **Loan Processing During Escrow:** Within ten (10) days after receipt of the **Loan Estimate** Buyer shall (i) provide lender with notice of intent to proceed with the loan transaction in a manner satisfactory to lender; and (ii) provide to lender all requested signed disclosures and the documentation listed in the LSU at lines 32-35. Buyer agrees to diligently work to obtain the loan and will promptly provide the lender with all additional documentation requested.

2h. **Type of Financing:** ☐ Conventional ☐ FHA ☐ VA ☐ USDA ☐ Assumption ☐ Seller Carryback ☒ Cash
(If financing is to be other than new financing, see attached addendum.)

2i. **Loan Costs:** All costs of obtaining the loan shall be paid by Buyer, unless otherwise provided for herein.

2j. **Seller Concessions (if any):** In addition to the other costs Seller has agreed to pay herein, Seller will credit Buyer ________% of the Purchase Price **OR** $ ______________ (Seller Concessions). The Seller Concessions may be used for any Buyer fee, cost, charge, or expenditure to the extent allowed by Buyer's lender.

2k. **Changes:** Buyer shall immediately notify Seller of any changes in the loan program, financing terms, or lender described in the Pre-Qualification Form attached hereto or LSU provided within ten (10) days after Contract acceptance and shall only make any such changes without the prior written consent of Seller if such changes do not adversely affect Buyer's ability to obtain loan approval without PTD conditions, increase Seller's closing costs, or delay COE.

2l. **Appraisal Contingency:** Buyer's obligation to complete this sale is contingent upon an appraisal of the Premises acceptable to lender for at least the purchase price. If the Premises fail to appraise for the purchase price in any appraisal required by lender, Buyer has five (5) days after notice of the appraised value to cancel this Contract and receive a return of the Earnest Money or the appraisal contingency shall be waived, unless otherwise prohibited by federal law.

2m. **Appraisal Cost(s):** Initial appraisal fee shall be paid by ☐ Buyer ☐ Seller ☒ Other Waived
at the time payment is required by lender and is non-refundable. If Seller is paying the initial appraisal fee, the fee ☐ will ☐ will not be applied against Seller's Concessions at COE, if applicable. If Buyer's lender requires an updated appraisal prior to COE, it will be performed at Buyer's expense. Any appraiser/lender required inspection cost(s) shall be paid for by Buyer.

3. TITLE AND ESCROW

3a. **Escrow:** This Contract shall be used as escrow instructions. The Escrow Company employed by the parties to carry out the terms of this Contract shall be:

ESCROW/TITLE COMPANY [redacted]

ADDRESS ________ CITY ________ STATE ________ ZIP ________

[redacted]
EMAIL ________ PHONE ________ FAX ________

3b. **Title and Vesting:** Buyer will take title as determined before COE. If Buyer is married and intends to take title as his/her sole and separate property, a disclaimer deed may be required. Taking title may have significant legal, estate planning and tax consequences. Buyer should obtain independent legal and tax advice.

3c. **Title Commitment and Title Insurance:** Escrow Company is hereby instructed to obtain and deliver to Buyer and Seller directly, addressed pursuant to 8s and 9c or as otherwise provided, a Commitment for Title Insurance together with complete and legible copies of all documents that will remain as exceptions to Buyer's policy of Title Insurance ("Title Commitment"), including but not limited to Conditions, Covenants and Restrictions ("CC&Rs"); deed restrictions; and easements. Buyer shall have five (5) days after receipt of the Title Commitment and after receipt of notice of any subsequent exceptions to provide notice to Seller of any items disapproved. Seller shall convey title by warranty deed, subject to existing taxes, assessments, covenants, conditions, restrictions, rights of way, easements and all other matters of record. Buyer shall be provided at Seller's expense an American Land Title Association ("ALTA") Homeowner's Title Insurance Policy or, if not available, a Standard Owner's Title Insurance Policy, showing title vested in Buyer. Buyer may acquire extended coverage at Buyer's own additional expense. If applicable, Buyer shall pay the cost of obtaining the ALTA Lender Title Insurance Policy.

3d. **Additional Instructions:** (i) Escrow Company shall promptly furnish notice of pending sale that contains the name and address of Buyer to any homeowner's association(s) in which the Premises are located. (ii) If Escrow Company is also acting as the title agency but is not the title insurer issuing the title insurance policy, Escrow Company shall deliver to Buyer and Seller, upon deposit of funds, a closing protection letter from the title insurer indemnifying Buyer and Seller for any losses due to fraudulent acts or breach of escrow instructions by Escrow Company. (iii) All documents necessary to close this transaction shall be executed promptly by Seller and Buyer in the standard form used by Escrow Company. Escrow Company shall modify such documents to the extent necessary to be consistent with this Contract. (iv) Escrow Company fees, unless otherwise stated herein, shall be allocated equally between Seller and Buyer. (v) Escrow Company shall send to all parties and Broker(s) copies of all notices and communications directed to Seller, Buyer and Broker(s). (vi) Escrow Company shall provide Broker(s) access to escrowed materials and information regarding the escrow. (vii) If an Affidavit of Disclosure is provided, Escrow Company shall record the Affidavit at COE.

3e. **Tax Prorations:** Real property taxes payable by Seller shall be prorated to COE based upon the latest tax information available.

3f. **Release of Earnest Money:** In the event of a dispute between Buyer and Seller regarding any Earnest Money deposited with Escrow Company, Buyer and Seller authorize Escrow Company to release the Earnest Money pursuant to the terms and conditions of this Contract in its sole and absolute discretion. Buyer and Seller agree to hold harmless and indemnify Escrow Company against any claim, action or lawsuit of any kind, and from any loss, judgment, or expense, including costs and attorney fees, arising from or relating in any way to the release of the Earnest Money.

3g. **Prorations of Assessments and Fees:** All assessments and fees that are not a lien as of COE, including homeowner's association fees, rents, irrigation fees, and, if assumed, insurance premiums, interest on assessments, interest on encumbrances, and service contracts, shall be prorated as of COE or ☐ Other: ____________________

3h. **Assessment Liens:** The amount of any assessment lien or bond including those charged by a special taxing district, such as a Community Facilities District, shall be prorated as of COE.

4. DISCLOSURE

4a. **Seller's Property Disclosure Statement ("SPDS"):** Seller shall deliver a completed AAR Residential SPDS form to Buyer within three (3) days after Contract acceptance. Buyer shall provide notice of any SPDS items disapproved within the Inspection Period or five (5) days after receipt of the SPDS, whichever is later.

4b. **Insurance Claims History:** Seller shall deliver to Buyer a written five (5) year insurance claims history regarding the Premises (or a claims history for the length of time Seller has owned the Premises if less than five (5) years) from Seller's insurance company or an insurance support organization or consumer reporting agency, or if unavailable from these sources, from Seller, within five (5) days after Contract acceptance. Buyer shall provide notice of any items disapproved within the Inspection Period or five (5) days after receipt of the claims history, whichever is later.

4c. **Foreign Sellers:** The Foreign Investment in Real Property Tax Act ("FIRPTA") is applicable if Seller is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate ("Foreign Person"). Seller agrees to complete, sign, and deliver to Escrow Company a certificate indicating whether Seller is a Foreign Person. FIRPTA requires that a foreign seller may have federal income taxes up to 15% of the purchase price withheld, unless an exception applies. Seller is responsible for obtaining independent legal and tax advice.

4d. **Lead-Based Paint Disclosure:** If the Premises were built prior to 1978, Seller shall: (i) notify Buyer of any known lead-based paint ("LBP") or LBP hazards in the Premises; (ii) provide Buyer with any LBP risk assessments or inspections of the Premises in Seller's possession; (iii) provide Buyer with the Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards, and any report, records, pamphlets, and/or other materials referenced therein, including the pamphlet "Protect Your Family from Lead in Your Home" (collectively "LBP Information"). Buyer shall return a signed copy of the Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards to Seller prior to COE.

☐ LBP Information was provided prior to Contract acceptance and Buyer acknowledges the opportunity to conduct LBP risk assessments or inspections during Inspection Period.

☐ Seller shall provide LBP Information within five (5) days after Contract acceptance. Buyer may within ten (10) days or ________ days after receipt of the LBP Information conduct or obtain a risk assessment or inspection of the Premises for the presence of LBP or LBP hazards ("Assessment Period"). Buyer may within five (5) days after receipt of the LBP Information or five (5) days after expiration of the Assessment Period cancel this Contract.

Buyer is further advised to use certified contractors to perform renovation, repair or painting projects that disturb lead-based paint in residential properties built before 1978 and to follow specific work practices to prevent lead contamination.

If Premises were constructed prior to 1978, **(BUYER'S INITIALS REQUIRED)** ________ BUYER ________ BUYER

If Premises were constructed in 1978 or later, **(BUYER'S INITIALS REQUIRED)** [redacted] ________ BUYER

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4e. **Affidavit of Disclosure:** If the Premises are located in an unincorporated area of the county, and five (5) or fewer parcels of property other than subdivided property are being transferred, Seller shall deliver a completed Affidavit of Disclosure in the form required by law to Buyer within five (5) days after Contract acceptance. Buyer shall provide notice of any Affidavit of Disclosure items disapproved within the Inspection Period or five (5) days after receipt of the Affidavit of Disclosure, whichever is later.

4f. **Changes During Escrow:** Seller shall immediately notify Buyer of any changes in the Premises or disclosures made herein, in the SPDS, or otherwise. Such notice shall be considered an update of the SPDS. Unless Seller is already obligated by this Contract or any amendments hereto, to correct or repair the changed item disclosed, Buyer shall be allowed five (5) days after delivery of such notice to provide notice of disapproval to Seller.

5. WARRANTIES

5a. **Condition of Premises: BUYER AND SELLER AGREE THE PREMISES ARE BEING SOLD IN ITS PRESENT PHYSICAL CONDITION AS OF THE DATE OF CONTRACT ACCEPTANCE.** Seller makes no warranty to Buyer, either express or implied, as to the condition, zoning, or fitness for any particular use or purpose of the Premises. However, Seller shall maintain and repair the Premises so that at the earlier of possession or COE: (i) the Premises, including all personal property included in the sale, will be in substantially the same condition as on the date of Contract acceptance; and (ii) all personal property not included in the sale and debris will be removed from the Premises. Buyer is advised to conduct independent inspections and investigations regarding the Premises within the Inspection Period as specified in Section 6a. Buyer and Seller acknowledge and understand they may, but are not obligated to, engage in negotiations for repairs/improvements to the Premises. Any/all agreed upon repairs/improvements will be addressed pursuant to Section 6j.

5b. **Warranties that Survive Closing:** Seller warrants that Seller has disclosed to Buyer and Broker(s) all material latent defects and any information concerning the Premises known to Seller, excluding opinions of value, which materially and adversely affect the consideration to be paid by Buyer. Prior to COE, Seller warrants that payment in full will have been made for all labor, professional services, materials, machinery, fixtures, or tools furnished within the 150 days immediately preceding COE in connection with the construction, alteration, or repair of any structure on or improvement to the Premises. Seller warrants that the information regarding connection to a sewer system or on-site wastewater treatment facility (conventional septic or alternative) is correct to the best of Seller's knowledge.

5c. **Buyer Warranties:** Buyer warrants that Buyer has disclosed to Seller any information that may materially and adversely affect Buyer's ability to close escrow or complete the obligations of this Contract. At the earlier of possession of the Premises or COE, Buyer warrants to Seller that Buyer has conducted all desired independent inspections and investigations and accepts the Premises. **Buyer warrants that Buyer is not relying on any verbal representations concerning the Premises except disclosed as follows:**

____

____

6. DUE DILIGENCE

6a. **Inspection Period:** Buyer's Inspection Period shall be ten (10) days or 10 days after Contract acceptance. During the Inspection Period Buyer, at Buyer's expense, shall: (i) conduct all desired physical, environmental, and other types of inspections and investigations to determine the value and condition of the Premises; (ii) make inquiries and consult government agencies, lenders, insurance agents, architects, and other appropriate persons and entities concerning the suitability of the Premises and the surrounding area; (iii) investigate applicable building, zoning, fire, health, and safety codes to determine any potential hazards, violations or defects in the Premises; and (iv) verify any material multiple listing service ("MLS") information. If the presence of sex offenders in the vicinity or the occurrence of a disease, natural death, suicide, homicide or other crime on or in the vicinity is a material matter to Buyer, it must be investigated by Buyer during the Inspection Period. Buyer shall keep the Premises free and clear of liens, shall indemnify and hold Seller harmless from all liability, claims, demands, damages, and costs, and shall repair all damages arising from the inspections. Buyer shall provide Seller and Broker(s) upon receipt, at no cost, copies of all inspection reports concerning the Premises obtained by Buyer. Buyer is advised to consult the Arizona Department of Real Estate *Buyer Advisory* to assist in Buyer's due diligence inspections and investigations.

6b. **Square Footage: BUYER IS AWARE THAT ANY REFERENCE TO THE SQUARE FOOTAGE OF THE PREMISES, BOTH THE REAL PROPERTY (LAND) AND IMPROVEMENTS THEREON, IS APPROXIMATE. IF SQUARE FOOTAGE IS A MATERIAL MATTER TO BUYER, IT MUST BE INVESTIGATED DURING THE INSPECTION PERIOD.**

6c. **Wood-Destroying Organism or Insect Inspection: IF CURRENT OR PAST WOOD-DESTROYING ORGANISMS OR INSECTS (SUCH AS TERMITES) ARE A MATERIAL MATTER TO BUYER, THESE ISSUES MUST BE INVESTIGATED DURING THE INSPECTION PERIOD.** Buyer shall order and pay for all wood-destroying organism or insect inspections performed during the Inspection Period. If the lender requires an updated Wood-Destroying Organism or Insect Inspection Report prior to COE, it will be performed at Buyer's expense.

6d. **Flood Hazard: FLOOD HAZARD DESIGNATIONS OR THE COST OF FLOOD HAZARD INSURANCE SHALL BE DETERMINED BY BUYER DURING THE INSPECTION PERIOD.** If the Premises are situated in an area identified as having any special flood hazards by any governmental entity, **THE LENDER MAY REQUIRE THE PURCHASE OF FLOOD HAZARD INSURANCE.** Special flood hazards may also affect the ability to encumber or improve the Premises.

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6e. **Insurance: IF HOMEOWNER'S INSURANCE IS A MATERIAL MATTER TO BUYER, BUYER SHALL APPLY FOR AND OBTAIN WRITTEN CONFIRMATION OF THE AVAILABILITY AND COST OF HOMEOWNER'S INSURANCE FOR THE PREMISES FROM BUYER'S INSURANCE COMPANY DURING THE INSPECTION PERIOD.** Buyer understands that any homeowner's, fire, casualty, flood or other insurance desired by Buyer or required by lender should be in place at COE.

6f. **Sewer or On-site Wastewater Treatment System:** The Premises are connected to a:

☒ sewer system ☐ conventional septic system ☐ alternative system

IF A SEWER CONNECTION IS A MATERIAL MATTER TO BUYER, IT MUST BE INVESTIGATED DURING THE INSPECTION PERIOD. If the Premises are served by a conventional septic or alternative system, the AAR On-site Wastewater Treatment Facility Addendum is incorporated herein by reference.

(BUYER'S INITIALS REQUIRED) [redacted] BUYER

6g. **Swimming Pool Barrier Regulations:** During the Inspection Period, Buyer agrees to investigate all applicable state, county, and municipal Swimming Pool barrier regulations and agrees to comply with and pay all costs of compliance with said regulations prior to occupying the Premises, unless otherwise agreed in writing. If the Premises contains a Swimming Pool, Buyer acknowledges receipt of the Arizona Department of Health Services approved private pool safety notice.

(BUYER'S INITIALS REQUIRED) [redacted] BUYER

6h. **BUYER ACKNOWLEDGMENT: BUYER RECOGNIZES, ACKNOWLEDGES, AND AGREES THAT BROKER(S) ARE NOT QUALIFIED, NOR LICENSED, TO CONDUCT DUE DILIGENCE WITH RESPECT TO THE PREMISES OR THE SURROUNDING AREA. BUYER IS INSTRUCTED TO CONSULT WITH QUALIFIED LICENSED PROFESSIONALS TO ASSIST IN BUYER'S DUE DILIGENCE EFFORTS. BECAUSE CONDUCTING DUE DILIGENCE WITH RESPECT TO THE PREMISES AND THE SURROUNDING AREA IS BEYOND THE SCOPE OF BROKER'S EXPERTISE AND LICENSING, BUYER EXPRESSLY RELEASES AND HOLDS HARMLESS BROKER(S) FROM LIABILITY FOR ANY DEFECTS OR CONDITIONS THAT COULD HAVE BEEN DISCOVERED BY INSPECTION OR INVESTIGATION.**

(BUYER'S INITIALS REQUIRED) [redacted] BUYER

6i. **Inspection Period Notice:** Prior to expiration of the Inspection Period, Buyer shall deliver to Seller a signed notice of any items disapproved. AAR's Buyer's Inspection Notice and Seller's Response form is available for this purpose. Buyer shall conduct all desired inspections and investigations prior to delivering such notice to Seller and all Inspection Period items disapproved shall be provided in a single notice.

6j. **Buyer Disapproval:** If Buyer, in Buyer's sole discretion, disapproves of items as allowed herein, Buyer shall deliver to Seller a signed notice of the items disapproved and state in the notice that Buyer elects to either:

(1) Immediately cancel this Contract, in which case:

(a) If Buyer's notice specifies disapproval of items as allowed herein, the Earnest Money shall be released to Buyer.

(b) If Buyer's notice fails to specify items disapproved as allowed herein, the cancellation will remain in effect but Buyer has failed to comply with a provision of this Contract and Seller may deliver to Buyer a cure notice as required by Section 7a. If Buyer fails to cure their non-compliance within three (3) days after delivery of such notice, Buyer shall be in breach and Seller shall be entitled to the Earnest Money. If, prior to expiration of the Cure Period, Buyer delivers notice specifying items disapproved as allowed herein, Buyer shall be entitled to a return of the Earnest Money.

OR

(2) Provide Seller an opportunity to correct the items disapproved, in which case:

(a) Seller shall respond in writing within five (5) days or __5__ days after delivery to Seller of Buyer's notice of items disapproved. Seller's failure to respond to Buyer in writing within the specified time period shall conclusively be deemed Seller's refusal to correct any of the items disapproved.

(b) **If Seller agrees in writing to correct items disapproved, Seller shall correct the items, complete any repairs in a workmanlike manner and deliver any paid receipts evidencing the corrections and repairs to Buyer three (3) days or __3__ days prior to the COE Date.**

(c) If Seller is unwilling or unable to correct any of the items disapproved, Buyer may cancel this Contract within five (5) days after delivery of Seller's response or after expiration of the time for Seller's response, whichever occurs first, and the Earnest Money shall be released to Buyer. If Buyer does not cancel this Contract within the five (5) days as provided, Buyer shall close escrow without correction of those items that Seller has not agreed in writing to correct.

VERBAL DISCUSSIONS WILL NOT EXTEND THESE TIME PERIODS. Only a written agreement signed by both parties will extend response times or cancellation rights.

BUYER'S FAILURE TO GIVE NOTICE OF DISAPPROVAL OF ITEMS OR CANCELLATION OF THIS CONTRACT WITHIN THE SPECIFIED TIME PERIOD SHALL CONCLUSIVELY BE DEEMED BUYER'S ELECTION TO PROCEED WITH THE TRANSACTION WITHOUT CORRECTION OF ANY DISAPPROVED ITEMS.

>>

6k. **Home Warranty Plan:** Buyer and Seller are advised to investigate the various home warranty plans available for purchase. The parties acknowledge that different home warranty plans have different coverage options, exclusions, limitations, service fees and most plans exclude pre-existing conditions.

☐ A Home Warranty Plan will be ordered by ☐ Buyer or ☐ Seller with the following optional coverage ______________________________, to be issued by ______________________________ at a cost not to exceed $ ________________, to be paid for by ☐ Buyer ☐ Seller ☐ Split evenly between Buyer and Seller

☒ Buyer declines the purchase of a Home Warranty Plan.

(BUYER'S INITIALS REQUIRED) [redacted] BUYER

6l. **Walkthrough(s):** Seller grants Buyer and Buyer's inspector(s) reasonable access to conduct walkthrough(s) of the Premises for the purpose of satisfying Buyer that any corrections or repairs agreed to by Seller have been completed, and the Premises are in substantially the same condition as of the date of Contract acceptance. If Buyer does not conduct such walkthrough(s), Buyer releases Seller and Broker(s) from liability for any defects that could have been discovered.

6m. **Seller's Responsibility Regarding Inspections and Walkthrough(s):** Seller shall make the Premises available for all inspections and walkthrough(s) upon reasonable notice by Buyer. Seller shall, at Seller's expense, have all utilities on, including any propane, until COE to enable Buyer to conduct these inspections and walkthrough(s).

6n. **IRS and FIRPTA Reporting:** The Foreign Investment in Real Property Tax Act ("FIRPTA") provides that, if a seller is a Foreign Person, a buyer of residential real property must withhold federal income taxes up to 15% of the purchase price, unless an exception applies. If FIRPTA is applicable and Buyer fails to withhold, Buyer may be held liable for the tax. Buyer agrees to perform any acts reasonable or necessary to comply with FIRPTA and IRS reporting requirements and Buyer is responsible for obtaining independent legal and tax advice.

7. REMEDIES

7a. **Cure Period:** A party shall have an opportunity to cure a potential breach of this Contract. If a party fails to comply with any provision of this Contract, the other party shall deliver a notice to the non-complying party specifying the non-compliance. If the non-compliance is not cured within three (3) days after delivery of such notice ("Cure Period"), the failure to comply shall become a breach of Contract. If Escrow Company or recorder's office is closed on the last day of the Cure Period, and COE must occur to cure a potential breach, COE shall occur on the next day that both are open for business.

7b. **Breach:** In the event of a breach of Contract, the non-breaching party may cancel this Contract and/or proceed against the breaching party in any claim or remedy that the non-breaching party may have in law or equity, subject to the Alternative Dispute Resolution obligations set forth herein. In the case of Seller, because it would be difficult to fix actual damages in the event of Buyer's breach, the Earnest Money may be deemed a reasonable estimate of damages and Seller may, at Seller's option, accept the Earnest Money as Seller's sole right to damages; and in the event of Buyer's breach arising from Buyer's failure to deliver the notice required by Section 2b, or Buyer's inability to obtain loan approval due to the waiver of the appraisal contingency pursuant to Section 2l, Seller shall exercise this option and accept the Earnest Money as Seller's sole right to damages. An unfulfilled contingency is not a breach of Contract. The parties expressly agree that the failure of any party to comply with the terms and conditions of Section 1d to allow COE to occur on the COE Date, if not cured after a cure notice is delivered pursuant to Section 7a, will constitute a material breach of this Contract, rendering the Contract subject to cancellation.

7c. **Alternative Dispute Resolution ("ADR"):** Buyer and Seller agree to mediate any dispute or claim arising out of or relating to this Contract in accordance with the REALTORS® Dispute Resolution System, or as otherwise agreed. All mediation costs shall be paid equally by the parties. In the event that mediation does not resolve all disputes or claims, the unresolved disputes or claims shall be submitted for binding arbitration. In such event, the parties shall agree upon an arbitrator and cooperate in the scheduling of an arbitration hearing. If the parties are unable to agree on an arbitrator, the dispute shall be submitted to the American Arbitration Association ("AAA") in accordance with the AAA Arbitration Rules for the Real Estate Industry. The decision of the arbitrator shall be final and nonappealable. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, either party may opt out of binding arbitration within thirty (30) days after the conclusion of the mediation conference by notice to the other and, in such event, either party shall have the right to resort to court action.

7d. **Exclusions from ADR:** The following matters are excluded from the requirement for ADR hereunder: (i) any action brought in the Small Claims Division of an Arizona Justice Court (up to $3,500) so long as the matter is not thereafter transferred or removed from the small claims division; (ii) judicial or nonjudicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage, or agreement for sale; (iii) an unlawful entry or detainer action; (iv) the filing or enforcement of a mechanic's lien; or (v) any matter that is within the jurisdiction of a probate court. Further, the filing of a judicial action to enable the recording of a notice of pending action ("lis pendens"), or order of attachment, receivership, injunction, or other provisional remedies shall not constitute a waiver of the obligation to submit the claim to ADR, nor shall such action constitute a breach of the duty to mediate or arbitrate.

7e. **Attorney Fees and Costs:** The prevailing party in any dispute or claim between Buyer and Seller arising out of or relating to this Contract shall be awarded their reasonable attorney fees and costs. Costs shall include, without limitation, attorney fees, expert witness fees, fees paid to investigators, and arbitration costs.

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8. ADDITIONAL TERMS AND CONDITIONS

8a. **1. Seller acknowledges that Buyer has the ability to reassign this contract prior to closing.**

>>

8b. **Risk of Loss:** If there is any loss or damage to the Premises between the date of Contract acceptance and COE or possession, whichever is earlier, by reason of fire, vandalism, flood, earthquake, or act of God, the risk of loss shall be on Seller, provided, however, that if the cost of repairing such loss or damage would exceed ten percent (10%) of the purchase price, either Seller or Buyer may elect to cancel the Contract.

8c. **Permission:** Buyer and Seller grant Broker(s) permission to advise the public of this Contract.

8d. **Arizona Law:** This Contract shall be governed by Arizona law and jurisdiction is exclusively conferred on the State of Arizona.

8e. **Time is of the Essence:** The parties acknowledge that time is of the essence in the performance of the obligations described herein.

8f. **Compensation:** Seller and Buyer acknowledge that Broker(s) shall be compensated for services rendered as previously agreed by separate written agreement(s), which shall be delivered by Broker(s) to Escrow Company for payment at COE, if not previously paid. If Seller is obligated to pay Broker(s), this Contract shall constitute an irrevocable assignment of Seller's proceeds at COE. If Buyer is obligated to pay Broker(s), payment shall be collected from Buyer as a condition of COE. COMMISSIONS PAYABLE FOR THE SALE, LEASING, OR MANAGEMENT OF PROPERTY ARE NOT SET BY ANY BOARD OR ASSOCIATION OF REALTORS®, OR MULTIPLE LISTING SERVICE, OR IN ANY MANNER OTHER THAN BETWEEN BROKER AND CLIENT.

8g. **Copies and Counterparts:** A fully executed facsimile or electronic copy of the Contract shall be treated as an original Contract. This Contract and any other documents required by this Contract may be executed by facsimile or other electronic means and in any number of counterparts, which shall become effective upon delivery as provided for herein, except that the Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards may not be signed in counterpart. All counterparts shall be deemed to constitute one instrument, and each counterpart shall be deemed an original.

8h. **Days:** All references to days in this Contract shall be construed as calendar days and a day shall begin at 12:00 a.m. and end at 11:59 p.m.

8i. **Calculating Time Periods:** In computing any time period prescribed or allowed by this Contract, the day of the act or event from which the time period begins to run is not included and the last day of the time period is included. Contract acceptance occurs on the date that the signed Contract (and any incorporated counter offer) is delivered to and received by the appropriate Broker. Acts that must be performed three (3) days prior to the COE Date must be performed three (3) full days prior (i.e. – if the COE Date is Friday the act must be performed by 11:59 p.m. on Monday).

8j. **Entire Agreement:** This Contract, and any addenda and attachments, shall constitute the entire agreement between Seller and Buyer, shall supersede any other written or oral agreements between Seller and Buyer and can be modified only by a writing signed by Seller and Buyer. The failure to initial any page of this Contract shall not affect the validity or terms of this Contract.

8k. **Subsequent Offers:** Buyer acknowledges that Seller has the right to accept subsequent offers until COE. Seller understands that any subsequent offer accepted by Seller must be a backup offer contingent on the cancellation of this Contract.

8l. **Cancellation:** A party who wishes to exercise the right of cancellation as allowed herein may cancel this Contract by delivering notice stating the reason for cancellation to the other party or to Escrow Company. Cancellation shall become effective immediately upon delivery of the cancellation notice.

8m. **Notice:** Unless otherwise provided, delivery of all notices and documentation required or permitted hereunder shall be in writing and deemed delivered and received when: (i) hand-delivered; (ii) sent via facsimile transmission; (iii) sent via electronic mail, if email addresses are provided herein; or (iv) sent by recognized overnight courier service, and addressed to Buyer as indicated in Section 8q, to Seller as indicated in Section 9a and to Escrow Company indicated in Section 3a.

8n. **Release of Broker(s): Seller and Buyer hereby expressly release, hold harmless and indemnify Broker(s) in this transaction from any and all liability and responsibility regarding financing, the condition, square footage, lot lines, boundaries, value, rent rolls, environmental problems, sanitation systems, roof, wood infestation, building codes, governmental regulations, insurance, price and terms of sale, return on investment or any other matter relating to the value or condition of the Premises. The parties understand and agree that Broker(s) do not provide advice on property as an investment and are not qualified to provide financial, legal, or tax advice regarding this real estate t[redacted]ion.**

(SELLER'S INITIALS REQUIRED) [redacted] SELLER SELLER **(BUYER'S INITIALS REQUIRED)** B[redacted] BUYER

8o. **Terms of Acceptance:** This offer will become a binding Contract when acceptance is signed by Seller and a signed copy delivered in person, by mail, facsimile or electronically, and received by Broker named in Section 8q by September 4, 2021 at 9:00 ☒ a.m./☐ p.m., Mountain Standard Time. Buyer may withdraw this offer at any time prior to receipt of Seller's signed acceptance. If no signed acceptance is received by this date and time, this offer shall be deemed withdrawn and Buyer's Earnest Money shall be returned.

8p. THIS CONTRACT CONTAINS TEN (10) PAGES EXCLUSIVE OF ANY ADDENDA AND ATTACHMENTS. PLEASE ENSURE THAT YOU HAVE RECEIVED AND READ ALL TEN (10) PAGES OF THIS OFFER AS WELL AS ANY ADDENDA AND ATTACHMENTS.

>>

[redacted]

8q. **Broker on behalf of Buyer:**

[redacted]

PRINT AGENT'S NAME | AGENT MLS CODE | AGENT STATE LICENSE NO.

[redacted]

PRINT AGENT'S NAME | AGENT MLS CODE | AGENT STATE LICENSE NO.

[redacted]

PRINT FIRM NAME | FIRM MLS CODE

[redacted]

FIRM ADDRESS | STATE | ZIP CODE | FIRM STATE LICENSE NO.

[redacted]

PREFERRED TELEPHONE | FAX | EMAIL

8r. **Agency Confirmation:** Broker named in Section 8q above is the agent of (check one):
☒ Buyer; ☐ Seller; or ☐ both Buyer and Seller

8s. **The undersigned agree to purchase the Premises on the terms and conditions herein stated and acknowledge receipt of [redacted] Buyer Attachment.**

[redacted] 9/3/2021 9:21:11 AM MDT | 9/03/2021

^ BUYER'S SIGNATURE | MO/DA/YR | ^ BUYER'S SIGNATURE | MO/DA/YR

Arrived Holdings, Inc. and/or Assigns

^ BUYER'S NAME PRINTED | ^ BUYER'S NAME PRINTED

ADDRESS | ADDRESS

CITY, STATE, ZIP CODE | CITY, STATE, ZIP CODE

9. SELLER ACCEPTANCE

9a. **Broker on behalf of Seller:**

[redacted]

PRINT AGENT'S NAME | AGENT MLS CODE | AGENT STATE LICENSE NO.

[redacted]

PRINT AGENT'S NAME | AGENT MLS CODE | AGENT STATE LICENSE NO.

[redacted]

PRINT FIRM NAME | FIRM MLS CODE

[redacted]

FIRM ADDRESS | STATE | ZIP CODE | FIRM STATE LICENSE NO.

[redacted]

PREFERRED TELEPHONE | FAX | EMAIL

9b. **Agency Confirmation:** Broker named in Section 9a above is the agent of (check one):
☒ Seller; or ☐ both Buyer and Seller

9c. **The undersigned agree to sell the Premises on the terms and conditions herein stated, acknowledge receipt of a copy hereof and grant permission to Broker named in Section 9a to deliver a copy to Buyer.**

☑ Counter Offer is attached, and is incorporated herein by reference. Seller must sign and deliver both this offer and the Counter Offer. If there is a conflict between this offer and the Counter Offer, the provisions of the Counter Offer shall be controlling.

[redacted] 09/03/2021

^ SELLER'S SIGNATURE | MO/DA/YR | ^ SELLER'S SIGNATURE | MO/DA/YR

[redacted]

^ SELLER'S NAME PRINTED | ^ SELLER'S NAME PRINTED

ADDRESS | ADDRESS

CITY, STATE, ZIP CODE | CITY, STATE, ZIP CODE

☐ **OFFER REJECTED BY SELLER:** ______ MONTH ______ DAY, 20____ YEAR ______ (SELLER'S INITIALS)

For Broker Use Only:
Brokerage File/Log No.________ Manager's Initials________ Broker's Initials________ Date________ MO/DA/YR

[redacted]

H.O.A. CONDOMINIUM / PLANNED COMMUNITY ADDENDUM

The pre-printed portion of this form has been drafted by the Arizona Association of REALTORS®. Any change in the pre-printed language of this form must be made in a prominent manner. No representations are made as to the legal validity, adequacy and/or effects of any provision, including tax consequences thereof. If you desire legal, tax or other professional advice, please consult your attorney, tax advisor or professional consultant.

SELLER'S NOTICE OF H.O.A. INFORMATION

Seller: [redacted]

Premises Address: 5309 S 18TH PL PHOENIX AZ 85040

Date: ______

INSTRUCTIONS: (1) Homeowner's association ("H.O.A.") information to be completed by Seller at the time of listing the Premises for sale. (2) Upon completion, this Addendum shall be uploaded to the multiple listing service, if available, or delivered to prospective buyers upon request prior to prospective buyer's submission of a Purchase Contract to Seller.

ASSOCIATION(S) GOVERNING THE PREMISES

H.O.A.: Santiago Community Association — Contact info: [redacted]
Management Company (if any): AAM LLC — Contact info:
Amount of Dues: $ 88.00 — How often?: Monthly
Amount of special assessments (if any): $ ______ How often?: ______ Start Date: ______ (MO/DA/YR) End Date: ______ (MO/DA/YR)

Master Association (if any): n/a — Contact info: ______
Management Company (if any): ______ Contact info: ______
Amount of Dues: $ ______ How often?: ______
Amount of special assessments (if any): $ ______ How often?: ______ Start Date: ______ (MO/DA/YR) End Date: ______ (MO/DA/YR)

Other: n/a — Contact info: ______
Amount of Dues: $ ______ How often?: ______

FEES PAYABLE UPON CLOSE OF ESCROW

Transfer Fees: Association(s) fees related to the transfer of title. H.O.A. $ n/a Master Association $ n/a .

Capital Improvement Fees, including, but not limited to, those fees labeled as community reserve, asset preservation, capital reserve, working capital, community enhancement, future improvement fees, or payments. H.O.A. $ 352.00 Master Association $ n/a .

Prepaid Association(s) Fees: Dues, assessments, and any other association(s) fees paid in advance of their due date. H.O.A. $ 176.00 Master Association $ n/a .

Disclosure Fees: Association(s) Management/Company(ies) costs incurred in the preparation of a statement or other documents furnished by the association(s) pursuant to the resale of the Premises for purposes of resale disclosure, lien estoppels and any other services related to the transfer or use of the property. Pursuant to Arizona law, Disclosure Fees cannot be more than an aggregate of $400.00 per association. As part of the Disclosure Fees, each association may charge a statement or other documents update fee of no more than $50.00 if thirty (30) days or more have passed since the date of the original disclosure statement or the date the documents were delivered. Additionally, each association may charge a rush fee of no more than $100.00 if rush services are required to be performed within seventy-two (72) hours after the request. H.O.A. $ 400.00 Master Association $ ______ .

Other Fees: $ n/a Explain: ______ .

SELLER CERTIFICATION: By signing below, Seller certifies that the information contained above is true and complete to the best of Seller's actual knowledge as of the date signed. Broker(s) did not verify any of the information contained herein.

[redacted]/09/2021 — MO/DA/YR

^ SELLER'S SIGNATURE — MO/DA/YR

12/30/2020

[redacted]

ADDITIONAL OBLIGATIONS

If the homeowner's association has less than 50 units, no later than ten (10) days after Contract acceptance, the Seller shall provide in writing to Buyer the information described below as required by Arizona law.

If the homeowner's association has 50 or more units, Seller shall furnish notice of pending sale that contains the name and address of the Buyer to the homeowner's association within five (5) days after Contract acceptance and pursuant to Section 3d of the Contract. Escrow Company is instructed to provide such notice on Seller's behalf. The association is obligated by Arizona law to provide information described below to Buyer within ten (10) days after receipt of Seller's notice.

BUYER IS ALLOWED FIVE (5) DAYS AFTER RECEIPT OF THE INFORMATION FROM THE SELLER(S) OR HOMEOWNER'S ASSOCIATION TO PROVIDE WRITTEN NOTICE TO SELLER OF ANY ITEMS DISAPPROVED.

INFORMATION REQUIRED BY LAW TO BE PROVIDED TO BUYER:

1. A copy of the bylaws and the rules of the association.
2. A copy of the declaration of Covenants, Conditions and Restrictions ("CC&Rs").
3. A dated statement containing:
   (a) The telephone number and address of a principal contact for the association, which may be an association manager, an association management company, an officer of the association or any other person designated by the board of directors.
   (b) The amount of the common expense assessment and the unpaid common expense assessment, special assessment or other assessment, fee or charge currently due and payable from the Seller.
   (c) A statement as to whether a portion of the unit is covered by insurance maintained by the association.
   (d) The total amount of money held by the association as reserves.
   (e) If the statement is being furnished by the association, a statement as to whether the records of the association reflect any alterations or improvements to the unit that violate the declaration. The association is not obligated to provide information regarding alterations or improvements that occurred more than six years before the proposed sale. Seller remains obligated to disclose alterations or improvements to the Premises that violate the declaration. The association may take action against the Buyer for violations apparent at the time of purchase that are not reflected in the association's records.
   (f) If the statement is being furnished by the Seller, a statement as to whether the Seller has any knowledge of any alterations or improvements to the unit that violate the declaration.
   (g) A statement of case names and case numbers for pending litigation with respect to the Premises or the association, including the amount of any money claimed.
4. A copy of the current operating budget of the association.
5. A copy of the most recent annual financial report of the association. If the report is more than ten pages, the association may provide a summary of the report in lieu of the entire report.
6. A copy of the most recent reserve study of the association, if any.
7. Any other information required by law.
8. A statement for Buyer acknowledgment and signature as required by Arizona law.

Phone: Fax:

[redacted]

BUYER'S ACKNOWLEDGMENT AND TERMS

Buyer: Arrived Holdings, Inc. and/or Assigns

Seller: [redacted]

Premises Address: 5309 S 18TH PL PHOENIX AZ 85040

Date: 09/03/2021

The following additional terms and conditions are hereby included as part of the Contract between Seller and Buyer for the above referenced Premises.

Transfer Fees shall be paid by: ☒ Buyer ☐ Seller ☐ Other: ______

Capital Improvement Fees shall be paid by: ☒ Buyer ☐ Seller ☐ Other: ______

Buyer shall pay all **Prepaid Association Fees.**

Seller shall pay all **Disclosure Fees** as required by Arizona law.

In a financed purchase, Buyer shall be responsible for all lender fees charged to obtain Association(s)/Management Company(ies) documents.

Other fees: ______

BUYER VERIFICATION: Buyer may contact the Association(s)/Management Company(ies) for verbal verification of association **FEES PAYABLE UPON CLOSE OF ESCROW.**

ASSESSMENTS: Any current homeowner's association assessment which is a lien as of Close of Escrow shall be paid in full by Seller. Any assessment that becomes a lien after Close of Escrow is Buyer's responsibility.

ADDITIONAL TERMS AND CONDITIONS

BUYER ACKNOWLEDGMENT: By signing below, Buyer acknowledges receipt of all three (3) pages of this addendum and acknowledges that although Seller has used best efforts to identify the amount of the fees stated herein, the precise amount of the fees may not be known until written disclosure documents are furnished by the Association(s)/Management Company(ies) per Arizona law (A.R.S. § 33-1260 and § 33-1806). Buyer further acknowledges that Broker(s) did not verify any of the information contained therein. Buyer therefore agrees to hold Seller and Broker(s) harmless should the **FEES PAYABLE UPON CLOSE OF ESCROW** prove incorrect or incomplete.

The undersigned agrees to the additional terms and conditions set forth above and acknowledges receipt of a copy hereof.

Authentisign

[redacted] 09/03/2021

^ BUYER'S SIGNATURE 9/3/2021 9:21:34 AM MDT MO/DA/YR ^ BUYER'S SIGNATURE MO/DA/YR

SELLER'S ACCEPTANCE:

[redacted] 09/03/2021

^ SELLER'S SIGNATURE MO/DA/YR ^ SELLER'S SIGNATURE MO/DA/YR

For Broker Use Only:

Brokerage File/Log No.: ______ Manager's Initials: ______ Broker's Initials: ______ Date: ______ MO/DA/YR

[redacted]

POST-CLOSING OCCUPANCY AGREEMENT

WHEREAS, Arrived Holdings, Inc. and/or Assigns ("PURCHASER") and [redacted] SELLER") have entered into a contract for the purchase and sale of property at 5309 S 18th Pl , Phoenix, AZ 85040 (the "Property"), which contract is dated 09/04/2021; and

WHEREAS, PURCHASER desires to occupy the Property prior to disbursement, and SELLER is willing to allow PURCHASER occupancy in accordance with and subject to the terms and conditions herein set forth:

1. SELLER shall continue to occupy the Property commencing on the day of closing on subject property and agrees to pay SELLER $0 and 00 /100 Dollars ($0.00) as rental per day from the Close of Escrow until 11/30/2021. (For calculating time periods day one shall commence on the date that the property records with the county which constitutes as the close of escrow.) In the event that the SELLER shall need additional time after the 11/30/2021 days the SELLER agrees to pay BUYER $200 and 00 /100 Dollars ($200.00) as rental per day starting on the 12/01/2021 until the property is vacated.

1. SELLER agrees to have title and escrow hold $5,000.00 at the close of escrow in the form of a refundable security deposit. Security deposit is given to assure payment or performance under this lease agreement.

2. The SELLER agrees to maintain liability insurance on the Premises and to indemnify and hold harmless PURCHASER and any lender holding a Deed of Trust on the property as collateral from any claims or actions which arise as a result of the SELLER'S occupancy prior to disbursement or as a result of anyone else entering the Property prior to disbursement.

3. SELLER agrees to reimburse PURCHASER for any and all damage or destruction to the property caused by SELLER, within ten (10) days after the SELLER vacates the property.

4. In the event of a breach of the Contract by SELLER, or the failure of SELLER to disburse within the time specified in Paragraph 2 of this Addendum, at

[redacted]

PURCHASER'S option, SELLER agrees to vacate the Property within five (5) calendar days after receipt of PURCHASER'S written request to do so, and to leave the Property in the same condition as when occupancy was given and with any and all improvements made to the Property by SELLER, at no cost to PURCHASER. SELLER hereby specifically waives any and all statutory rights SELLER may have to additional notice to vacate pursuant to the Uniform Residential Landlord and Tenant Act as such act is in force in the State of Tennessee as this Agreement is not intended to create a landlord-tenant relationship between the parties hereto.

5. SELLER agrees to reimburse PURCHASER for any and all costs of collection of the terms herein, including but not limited to reasonable attorney's fees, court costs, collection costs, and travel expenses.

6. SELLER agrees to have all personal property removed from premises on or prior to the 30th day after the close of escrow. SELLER to provide all keys, mailbox keys, garage door openers and key fobs to PURCHASER at the end of the post-possession excluding one copy that the PURCHASER may keep until the close of escrow.

DATED this 3rd day of September, 2021.

SELLER: [redacted] 09/03/2021

PURCHASER: [redacted] 09/03/2021

[redacted]

RESIDENTIAL SELLER DISCLOSURE ADVISORY

Document updated: October 2017

ARIZONA association of REALTORS® REAL SOLUTIONS. REALTOR® SUCCESS.

WHEN IN DOUBT – DISCLOSE!

Arizona law requires the seller to disclose material (important) facts about the property, even if you are not asked by the buyer or a real estate agent. These disclosure obligations remain even if you and the buyer agree that no Seller's Property Disclosure Statement ("SPDS") will be provided.

The SPDS is designed to assist you, the seller, in making these legally required disclosures and to avoid inadvertent nondisclosures of material facts. To satisfy your disclosure obligations and protect yourself against alleged nondisclosure, you should complete the SPDS by answering all questions as truthfully and as thoroughly as possible. Attach copies of any available invoices, warranties, inspection reports, and leases, to insure that you are disclosing accurate information. Use the blank lines to explain your answers. If you do not have the personal knowledge to answer a question, it is important not to guess – use the blank lines to explain the situation.

If the buyer asks you about an aspect of the property, you have a duty to disclose the information, even if you do not consider the information material.* You also have a legal duty to disclose facts when disclosure is necessary to prevent a previous statement from being misleading or misrepresented: for example, if something changes.

If you do not make the legally required disclosures, you may be subject to civil liability. Under certain circumstances, nondisclosure of a fact is the same as saying that the fact does not exist. Therefore, nondisclosure may be given the same legal effect as fraud.

If you are using the Arizona Association of REALTORS® ("AAR") Residential Resale Real Estate Purchase Contract, the seller is required to deliver "a completed AAR Residential SPDS form to the Buyer within three (3) days after Contract acceptance." If the Seller does not provide the SPDS as the Contract requires, the Seller is potentially in breach of the Contract, thereby enabling the Buyer to cancel the transaction and receive the earnest money deposit.

* By law, sellers are not obligated to disclose that the property is or has been: (1) a site of a natural death, suicide, homicide, or any other crime classified as a felony; (2) owned or occupied by a person exposed to HIV, or diagnosed as having AIDS or any other disease not known to be transmitted through common occupancy of real estate; or (3) located in the vicinity of a sex offender. However, the law does not protect a seller who makes an intentional misrepresentation. For example, if you are asked whether there has been a death on the property and you know that there was such a death, you should not answer "no" or "I don't know." Instead you should either answer truthfully or respond that you are not legally required to answer the question.

[redacted]

RESIDENTIAL SELLER'S PROPERTY DISCLOSURE STATEMENT (SPDS) *(To be completed by Seller)*

Document updated: October 2017

ARIZONA association of REALTORS® REAL SOLUTIONS. REALTOR® SUCCESS.

The pre-printed portion of this form has been drafted by the Arizona Association of REALTORS®. Any change in the pre-printed language of this form must be made in a prominent manner. No representations are made as to the legal validity, adequacy and/or effects of any provision, including tax consequences thereof. If you desire legal, tax or other professional advice, please consult your attorney, tax advisor or professional consultant.

MESSAGE TO THE SELLER:

Sellers are obligated by law to disclose all known material (important) facts about the Property to the Buyer. The SPDS is designed to assist you in making these disclosures. If you know something important about the Property that is not addressed on the SPDS, add that information to the form. Prospective Buyers may rely on the information you provide.

INSTRUCTIONS: (1) Complete this form yourself. (2) Answer all questions truthfully and as fully as possible. (3) Attach all available supporting documentation. (4) Use explanation lines as necessary. (5) If you do not have the personal knowledge to answer a question, use the explanation lines to explain. *By signing on page 7, you acknowledge that the failure to disclose known material information about the Property may result in liability.*

MESSAGE TO THE BUYER:

Although Sellers are obligated to disclose all known material (important) facts about the Property, there are likely facts about the Property that the Sellers do not know. Therefore, it is important that you take an active role in obtaining information about the Property.

INSTRUCTIONS: (1) Review this form and any attachments carefully. (2) Verify all important information. (3) Ask about any incomplete or inadequate responses. (4) Inquire about any concerns not addressed on the SPDS. (5) Review all other applicable documents, such as CC&R's, association bylaws, surveys, rules, and the title report or commitment. (6) Obtain professional inspections of the Property. (7) Investigate the surrounding area.

THE FOLLOWING ARE REPRESENTATIONS OF THE SELLER(S) AND ARE NOT VERIFIED BY THE BROKER(S) OR AGENT(S).

PROPERTY AND OWNERSHIP

As used herein, "Property" shall mean the real property and all fixtures and improvements thereon and appurtenances incidental thereto, plus fixtures and personal property described in the Contract.

PROPERTY ADDRESS: 5309 S 18th Pl (STREET ADDRESS) Phoenix (CITY) AZ (STATE) 85040 (ZIP)

Does the Property include any leased land? ☐ Yes ☒ No

Explain: ______

Is the Property located in an unincorporated area of the county? ☐ Yes ☒ No If yes, and five or fewer parcels of land other than subdivided land are being transferred, the Seller must furnish the Buyer with a written Affidavit of Disclosure in the form required by law.

LEGAL OWNER(S) OF PROPERTY: Isaac A. Lameman Navaho Date Purchased: 7/01/2017

The Property is currently: ☒ Owner-occupied ☐ Leased ☐ Estate ☐ Foreclosure ☐ Vacant If vacant, how long? ______

If a rental property, how long? ______ Expiration date of current lease: ______ (Attach a copy of the lease if available.)

If any refundable deposits or prepaid rents are being held, by whom and how much? Explain: ______

______

Is the legal owner(s) of the Property a foreign person pursuant to the Foreign Investment in Real Property Tax Act (FIRPTA)? ☐ Yes ☒ No If yes, consult a tax advisor; mandatory withholding may apply.

Is the Property located in a community defined by the fair housing laws as housing for older persons? ☐ Yes ☒ No

Explain: ______

Approximate year built: 2018. If Property was built prior to 1978, Seller must furnish the Buyer with a lead-based paint disclosure form.

NOTICE TO BUYER: If the Property is in a subdivision, a subdivision public report, which contains a variety of information about the subdivision at the time the subdivision was approved, may be available by contacting the Arizona Department of Real Estate or the homebuilder. The public report information may be outdated. www.azre.gov.

>>

[redacted]

YES	NO	
☐	☒	Have you entered into any agreement to transfer your interest in the Property in any way, including rental renewals or options to purchase? Explain:
☒	☐	Are you aware if there are any association(s) governing the Property? If yes, provide contact(s) information: Name: Santiago Community Association Phone #: [redacted] Name: Phone #: If yes, are there any fees? How much? $ $88.00 How often? Monthly How much? $ How often?
☐	☒	Are you aware of any association fees payable upon transfer of the Property? Explain:
☐	☒	Are you aware of any proposed or existing association assessment(s)? Explain:
☐	☒	Are you aware of any pending or anticipated disputes or litigation regarding the Property or the association(s)? Explain:
☐	☒	Are you aware of any of the following recorded against the Property? (Check all that apply): ☐ Judgment liens ☐ Tax liens ☐ Other non-consensual liens Explain:
☐	☒	Are you aware of any assessments affecting the Property? (Check all that apply): ☐ Paving ☐ Sewer ☐ Water ☐ Electric ☐ Other Explain:
☐	☒	Are you aware of any title issues affecting the Property? (Check all that apply): ☐ Recorded easements ☐ Use restrictions ☐ Lot line disputes ☐ Encroachments ☐ Unrecorded easements ☐ Use permits ☐ Other Explain:
☐	☒	Are you aware if the Property is located within the boundaries of a Community Facilities District (CFD)? If yes, provide the name of the CFD:
☐	☒	Are you aware of any public or private use paths or roadways on or across the Property? Explain:
☐	☒	Are you aware of any problems with legal or physical access to the Property? Explain: The road/street access to the Property is maintained by the ☐ County ☐ City ☒ Homeowners' Association ☐ Privately
☐	☒	If privately maintained, is there a recorded road maintenance agreement? Explain:
☐	☒	Are you aware of any violation(s) of any of the following? (Check all that apply): ☐ Zoning ☐ Building Codes ☐ Utility Service ☐ Sanitary health regulations ☐ Covenants, Conditions, Restrictions (CC&R's) ☐ Other ________ (Attach a copy of notice(s) of violation if available.) Explain:
☐	☒	Are you aware of any homeowner's insurance claims having been filed against the Property? Explain:

NOTICE TO BUYER: Your claims history, your credit report, the Property's claims history and other factors may affect the insurability of the Property and at what cost. Under Arizona law, your insurance company may cancel your homeowner's insurance within 60 days after the effective date. Contact your insurance company.

BUILDING AND SAFETY INFORMATION

YES	NO	ROOF / STRUCTURAL:
		NOTICE TO BUYER: Contact a professional to verify the condition of the roof.
☐	☒	Are you aware of any past or present roof leaks? Explain:
☐	☒	Are you aware of any other past or present roof problems? Explain:

>>

Initials> [redacted] BUYER

[redacted]

YES	NO	
☐	☒	Are you aware of any roof repairs? Explain:
☐	☒	Is there a roof warranty? (Attach a copy of warranty if available.)
☐	☒	If yes, is the roof warranty transferable? Cost to transfer No cost.
☐	☒	Are you aware of any interior wall/ceiling/door/window/floor problems? Explain:
☐	☒	Are you aware of any cracks or settling involving the foundation, exterior walls or slab? Explain:
☐	☒	Are you aware of any chimney or fireplace problems, if applicable? Explain:
☐	☒	Are you aware of any damage to any structure on the Property by any of the following? (Check all that apply): ☐ Flood ☐ Fire ☐ Wind ☐ Expansive soil(s) ☐ Water ☐ Hail ☐ Other Explain:

WOOD INFESTATION:

Are you aware of any of the following:

YES	NO	
☐	☒	Past presence of termites or other wood destroying organisms on the Property?
☐	☒	Current presence of termites or other wood destroying organisms on the Property?
☐	☒	Past or present damage to the Property by termites or other wood destroying organisms? Explain:
☒	☐	Are you aware of past or present treatment(s) of the Property for termites or other wood destroying organisms? If yes, date last treatment was performed: 2/18/2018. Name of treatment provider(s): Environmental Pest & Termite Control, LLC. Phone: (480) 945-0888.
☐	☒	Is there a treatment warranty? (Attach a copy of warranty if available.)
☐	☒	If yes, is the treatment warranty transferrable?

> **NOTICE TO BUYER: Contact Office of Pest Management for past termite reports or treatment history. www.sb.state.az.us**

HEATING & COOLING:

Heating: Type(s) Electric.

Approximate Age(s) 3 years.

Cooling: Type(s) Refrigerator.

Approximate Age(s) 3 years.

YES	NO	
☐	☒	Are you aware of any past or present problems with the heating or cooling system(s)? Explain:

PLUMBING:

YES	NO	
☐	☒	Are you aware of the type of water pipes, such as galvanized, copper, PVC, CPVC or polybutylene? If yes, identify: Cross-Linked Polyethylene (PEX).
☐	☒	Are you aware of any past or present plumbing problems? Explain:
☐	☒	Are you aware of any water pressure problems? Explain: Type of water heater(s): ☐ Gas ☐ Electric ☐ Solar Approx. age(s):
☐	☒	Are you aware of any past or present water heater problems? Explain:
☒	☐	Is there a landscape watering system? If yes, type: ☐ automatic timer ☐ manual ☒ both
☒	☐	If yes, are you aware of any past or present problems with the landscape watering system? Explain: Front yard only. System installed by Gothic Landscape. May need inspection.
☐	☒	Are there any water treatment systems? (Check all that apply): ☐ water filtration ☐ reverse osmosis ☐ water softener ☐ Other Is water treatment system(s) ☐ owned ☐ leased (Attach a copy of lease if available.)
☐	☒	Are you aware of any past or present problems with the water treatment system(s)? Explain:

>>

[redacted]

YES	NO	
		SWIMMING POOL/SPA/HOT TUB/SAUNA/WATER FEATURE:
☐	☒	Does the Property contain any of the following? (Check all that apply):
		☐ Swimming pool ☐ Spa ☐ Hot tub ☐ Sauna ☐ Water feature
☐	☒	If yes, are either of the following heated? ☐ Swimming pool ☐ Spa If yes, type of heat: ______
☐	☒	Are you aware of any past or present problems relating to the swimming pool, spa, hot tub, sauna or water feature?
		Explain: ______
		ELECTRICAL AND OTHER RELATED SYSTEMS:
☐	☒	Are you aware of any past or present problems with the electrical system? Explain: ______
☐	☒	Is there a security system? If yes, is it (Check all that apply):
		☐ Leased (Attach a copy of lease if available.) ☐ Owned ☐ Monitored ☐ Other ______
☐	☒	Are you aware of any past or present problems with the security system? Explain: ______
☒	☐	Does the Property contain any of the following systems or detectors?(Check all that apply):
		☒ Smoke/fire detection ☐ Fire suppression (sprinklers) ☐ Carbon monoxide detector
		If yes, are you aware of any past or present problems with the above systems? Explain: No problems.
		MISCELLANEOUS:
☐	☒	Are you aware of any animals/pets that have resided in the Property? If yes, what kind: No pets.
☐	☒	Are you aware of or have you observed any of the following on the Property? (Check all that apply):
		☐ Scorpions ☐ Rabid animals ☐ Bee swarms ☐ Rodents ☐ Reptiles ☐ Bed Bugs ☐ Other: ______
		Explain: ______
☒	☐	Has the Property been serviced or treated for pests, reptiles, insects, birds or animals? If yes, how often: Bi-yearly.
		Name of service provider(s): Self-application. Date of last service: 7/01/2021.
☐	☒	Are you aware of any work done on the Property, such as building, plumbing, electrical or other improvements or alterations or room conversions? **(If no, skip to line 156.)**
		Explain: ______
☐	☐	Were permits for the work required? Explain: ______
☐	☐	If yes, were permits for the work obtained? Explain: ______
☐	☐	Was the work performed by a person licensed to perform the work? Explain: ______
☐	☐	Was approval for the work required by any association governing the property? Explain: ______
		If yes, was approval granted by the association? Explain: ______
☐	☐	Was the work completed? Explain: ______
☐	☒	Are there any security bars or other obstructions to door or window openings? Explain: ______
☐	☒	Are you aware of any past or present problems with any built-in appliances? Explain: ______
☐	☒	Are there any leased propane tanks, equipment or other systems on the Property? (Attach a copy of lease if available.)
		Explain: ______

>>

[redacted]

UTILITIES

DOES THE PROPERTY CURRENTLY RECEIVE THE FOLLOWING SERVICES?

YES	NO		PROVIDER
☒	☐	Electricity:	Salt River Project (SRP).
☐	☒	Fuel: ☐ Natural gas ☐ Propane ☐ Oil	
☐	☒	Cable / Satellite:	
☒	☐	Internet:	Cox Communications with fiber-optic; wired for Century Link or Cox Communications.
☐	☒	Telephone:	
☒	☐	Garbage Collection:	City of Phoenix.
☒	☐	Fire:	City of Phoenix.
☐	☒	Irrigation:	
☒	☐	Water Source:	
☒	☐	☒ Public ☐ Private water co. ☐ Hauled water	

☐ Private well ☐ Shared well If water source is a private or shared well, complete and attach Domestic Water Well/Water Use Addendum.

> **NOTICE TO BUYER: If the Property is served by a well, private water company or a municipal water provider, the Arizona Department of Water Resources may not have made a water supply determination. For more information about water supply, or any of the above services, contact the provider.**

YES ☒ NO ☐ Are you aware of any past or present drinking water problems? Explain: ______

YES ☒ NO ☐ U.S. Postal Service delivery is available at: ☐ Property ☒ Cluster Mailbox ☐ Post Office ☐ Other ______

YES ☐ NO ☒ Are there any alternate power systems serving the Property? **(If no, skip to line 190.)**

If yes, indicate type (Check all that apply):

☐ Solar ☐ Wind ☐ Generator ☐ Other ______

Are you aware of any past or present problems with the alternate power system(s)? Explain: ______

YES ☐ NO ☐ Are any alternate power systems serving the Property leased? Explain: ______

If yes, provide name and phone number of the leasing company (Attach copy of lease if available): ______

> **NOTICE TO BUYER: If the Property is served by a solar system, Buyer is advised to read all pertinent documents and review the cost, insurability, operation, and value of the system, among other items.**

ENVIRONMENTAL INFORMATION

YES ☐ NO ☒ Are you aware of any past or present issues or problems with any of the following on the Property? (Check all that apply):

☐ Soil settlement/expansion ☐ Drainage/grade ☐ Erosion ☐ Fissures ☐ Dampness/moisture ☐ Other

Explain: ______

YES ☐ NO ☒ Are you aware of any past or present issues or problems in close proximity to the Property related to any of the following? (Check all that apply):

☐ Soil settlement/expansion ☐ Drainage/grade ☐ Erosion ☐ Fissures ☐ Other ______

Explain: ______

> **NOTICE TO BUYER: The Arizona Department of Real Estate provides earth fissure maps to any member of the public in printed or electronic format upon request and on its website at www.azre.gov.**

YES ☒ NO ☐ Are you aware if the Property is subject to any present or proposed effects of any of the following? (Check all that apply):

☒ Airport noise ☐ Traffic noise ☐ Rail line noise ☒ Neighborhood noise ☐ Landfill ☐ Toxic waste disposal

☐ Odors ☐ Nuisances ☐ Sand/gravel operations ☐ Other ______

Explain: ______

YES ☐ NO ☒ Are you aware if any portion of the Property has ever been used as a "Clandestine drug laboratory" (manufacture of, or storage of, chemicals or equipment used in manufacturing methamphetamine, ecstasy or LSD)? >>

Initials> [redacted] BUYER

[redacted]

YES	NO	
☒	☐	Are you aware if the Property is located in the vicinity of a public or private airport?
		Explain: Approximately 4 miles from Sky Harbor International Airport.

NOTICE TO SELLER AND BUYER: Pursuant to Arizona law a Seller shall provide a written disclosure to the Buyer if the Property is located in territory in the vicinity of a military airport or ancillary military facility as delineated on a map prepared by the State Land Department. The Department of Real Estate also is obligated to record a document at the County Recorder's Office disclosing if the Property is under restricted air space and to maintain the State Land Department Military Airport Map on its website at www.azre.gov.

YES	NO	
☐	☒	Is the Property located in the vicinity of a military airport or ancillary military facility?
		Explain:
☐	☒	Are you aware of the presence of any of the following on the Property, past or present? (Check all that apply):
		☐ Asbestos ☐ Radon gas ☐ Lead-based paint ☐ Pesticides ☐ Underground storage tanks ☐ Fuel/chemical storage
		Explain:
☐	☒	Are you aware if the Property is located within or subject to any of the following ordinances? (Check all that apply):
		☐ Superfund / WQARF / CERCLA ☐ Wetlands area ☐ Natural Area Open Spaces
☐	☒	Are you aware of any open mine shafts/tunnels or abandoned wells on the Property?
		If yes, describe location:
☐	☒	Are you aware if any portion of the Property is in a flood plain/way? Explain:

NOTICE TO BUYER: Your mortgage lender [may] [will] require you to purchase flood insurance in connection with your purchase of this property. The National Flood Insurance Program provides for the availability of flood insurance and establishes flood insurance policy premiums based on the risk of flooding in the area where properties are located. Recent changes to federal law (The Biggert-Waters Flood Insurance Reform Act of 2012 and the Homeowner Flood Insurance Affordability Act of 2014, in particular) will result in changes to flood insurance premiums that are likely to be higher, and in the future may be substantially higher, than premiums paid for flood insurance prior to or at the time of sale of the property. As a result, purchasers of property should not rely on the premiums paid for flood insurance on this property previously as an indication of the premiums that will apply after completion of the purchase. In considering purchase of this property you should consult with one or more carriers of flood insurance for a better understanding of flood insurance coverage, current and anticipated future flood insurance premiums, whether the prior owner's policy may be assumed by a subsequent purchaser of the property, and other matters related to the purchase of flood insurance for the property. You may also wish to contact the Federal Emergency Management Agency (FEMA) for more information about flood insurance as it relates to this property.

YES	NO	
☐	☒	Are you aware of any portion of the Property ever having been flooded? Explain:
☐	☒	Are you aware of any water damage or water leaks of any kind on the Property? Explain:
☐	☒	Are you aware of any past or present mold growth on the Property? If yes, explain:

SEWER/WASTEWATER TREATMENT

YES	NO	
☒	☐	Is the entire Property connected to a sewer?
☐	☐	If no, is a portion of the Property connected to a sewer? Explain:
☐	☒	If the entire Property or a portion of the Property is connected to a sewer, has a professional verified the sewer connection?
		If yes, how and when:

NOTICE TO BUYER: Contact a professional to conduct a sewer verification test.

Type of sewer: ☒ Public ☐ Private ☐ Planned and approved sewer system, but not connected

Name of Provider: City of Phoenix.

>>

Initials> [redacted] BUYER

[redacted]

YES	NO	
☐	☒	Are you aware of any past or present problems with the sewer? Explain: ______
☐	☒	Is the Property served by an On-Site Wastewater Treatment Facility? **(If no, skip to line 267.)**
		If yes, the Facility is: ☐ Conventional septic system ☐ Alternative system; type: ______
☐	☒	If the Facility is an alternative system, is it currently being serviced under a maintenance contract?
		If yes, name of contractor: ______ Phone #: ______
		Approximate year Facility installed: ______ (Attach copy of permit if available.)
☐	☒	Are you aware of any repairs or alterations made to this Facility since original installation?
		Explain: ______
		Approximate date of last Facility inspection and/or pumping of septic tank: ______
☐	☒	Are you aware of any past or present problems with the Facility? Explain: ______

NOTICE TO SELLER AND BUYER: The Arizona Department of Environmental Quality requires a Pre-Transfer Inspection of On-Site Wastewater Treatment Facilities on re-sale properties.

OTHER CONDITIONS AND FACTORS

What other material (important) information are you aware of concerning the Property that might affect the Buyer's decision-making process, the value of the Property, or its use? Explain: None.

ADDITIONAL EXPLANATIONS

SELLER CERTIFICATION: Seller certifies that the information contained herein is true and complete to the best of Seller's knowledge as of the date signed. Seller agrees that any changes in the information contained herein will be disclosed in writing by Seller to Buyer prior to Close of Escrow, including any information that may be revealed by subsequent inspections. Seller acknowledges receipt of Residential Seller Disclosure Advisory titled *When in Doubt — Disclose.*

[redacted] SELLER'S SIGNATURE MO/DA/YR

Reviewed and updated: Initials: ______ / ______ ______
SELLER SELLER MO/DA/YR

BUYER'S ACKNOWLEDGMENT: Buyer acknowledges that the information contained herein is based only on the Seller's actual knowledge and is not a warranty of any kind. Buyer acknowledges Buyer's obligation to investigate any material (important) facts in regard to the Property. Buyer is encouraged to obtain Property inspections by professional independent third parties and to consider obtaining a home warranty protection plan.

NOTICE: Buyer acknowledges that by law, Sellers, Lessors and Brokers are not obligated to disclose that the Property is or has been: (1) the site of a natural death, suicide, homicide, or any other crime classified as a felony; (2) owned or occupied by a person exposed to HIV, diagnosed as having AIDS or any other disease not known to be transmitted through common occupancy of real estate; or (3) located in the vicinity of a sex offender.

By signing below, Buyer acknowledges receipt only of this SPDS. If Buyer disapproves of any items provided herein, Buyer shall deliver to Seller written notice of the items disapproved as provided in the Contract.

[redacted] 09/03/2021
MO/DA/YR ^ BUYER'S SIGNATURE MO/DA/YR

Initials> [redacted] BUYER

Arizona Association of REALTORS

REAL ESTATE AGENCY DISCLOSURE AND ELECTION

Document updated: January 2009

ARIZONA Association of REALTORS® REAL SOLUTIONS. REALTOR® SUCCESS

The pre-printed portion of this form has been drafted by the Arizona Association of REALTORS®. Any change in the pre-printed language of this form must be made in a prominent manner. No representations are made as to the legal validity, adequacy and/or effects of any provision, including tax consequences thereof. If you desire legal, tax or other professional advice, please consult your attorney, tax advisor or professional consultant.

Firm Name ("Broker") [redacted]

acting through [redacted] hereby makes the following disclosure.

DISCLOSURE

Before a **Seller or Landlord (hereinafter referred to as "Seller") or a Buyer or Tenant (hereinafter referred to as "Buyer")** enters into a discussion with a real estate broker or licensee affiliated with a broker, the Seller and the Buyer should understand what type of agency relationship or representation they will have with the broker in the transaction.

I. **Buyer's Broker:** A broker other than the Seller's broker can agree with the Buyer to act as the broker for the Buyer. In these situations, the Buyer's broker is not representing the Seller, even if the Buyer's broker is receiving compensation for services rendered, either in full or in part, from the Seller or through the Seller's broker:
   a) A Buyer's broker has the fiduciary duties of loyalty, obedience, disclosure, confidentiality, and accounting in dealings with the Buyer.
   b) Other potential Buyers represented by broker may consider, make offers on, or acquire an interest in the same or similar properties as Buyer is seeking.

II. **Seller's Broker:** A broker under a listing agreement with the Seller acts as the broker for the Seller only:
   a) A Seller's broker has the fiduciary duties of loyalty, obedience, disclosure, confidentiality, and accounting in dealings with the Seller.
   b) Other potential Sellers represented by broker may list properties that are similar to the property that Seller is selling.

III. **Broker Representing both Seller and Buyer (Limited Representation):** A broker, either acting directly or through one or more licensees within the same brokerage firm, can legally represent both the Seller and the Buyer in a transaction, but only with the knowledge and informed consent of both the Seller and the Buyer. In these situations, the Broker, acting through its licensee(s), represents both the Buyer and the Seller, with limitations of the duties owed to the Buyer and the Seller:
   a) The broker will not, without written authorization, disclose to the other party that the Seller will accept a price or terms other than stated in the listing or that the Buyer will accept a price or terms other than offered.
   b) There will be conflicts in the duties of loyalty, obedience, disclosure and confidentiality. Disclosure of confidential information may be made only with written authorization.

Regardless of who the Broker represents in the transaction, the Broker shall exercise reasonable skill and care in the performance of the Broker's duties and shall be truthful and honest to both the Buyer and Seller and shall disclose all known facts which materially and adversely affect the consideration to be paid by any party. Pursuant to A.R.S. §32-2156, Sellers, Lessors and Brokers are not obligated to disclose that a property is or has been: (1) the site of a natural death, suicide, homicide, or any crime classified as a felony; (2) owned or occupied by a person exposed to HIV, or diagnosed as having AIDS or any other disease not known to be transmitted through common occupancy of real estate; or (3) located in the vicinity of a sex offender. Sellers or Sellers' representatives may not treat the existence, terms, or conditions of offers as confidential unless there is a confidentiality agreement between the parties.

THE DUTIES OF THE BROKER IN A REAL ESTATE TRANSACTION DO NOT RELIEVE THE SELLER OR THE BUYER FROM THE RESPONSIBILITY TO PROTECT THEIR OWN INTERESTS. THE SELLER AND THE BUYER SHOULD CAREFULLY READ ALL AGREEMENTS TO ENSURE THAT THE DOCUMENTS ADEQUATELY EXPRESS THEIR UNDERSTANDING OF THE TRANSACTION.

ELECTION

Buyer or Tenant Election (Complete this section only if you are the Buyer.) The undersigned elects to have the Broker (check any that apply):

- [x] represent the Buyer as Buyer's Broker.
- [ ] represent the Seller as Seller's Broker.
- [ ] show Buyer properties listed with Broker's firm and Buyer agrees that Broker shall act as agent for both Buyer and Seller provided that the Seller consents to limited representation. In the event of a purchase, Buyer's and Seller's informed consent should be acknowledged in a separate writing other than the purchase contract.

Seller or Landlord Election (Complete this section only if you are the Seller.) The undersigned elects to have the Broker (check any that apply):

- [ ] represent the Buyer as Buyer's Broker.
- [ ] represent the Seller as Seller's Broker.
- [ ] show Seller's property to Buyers represented by Broker's firm and Seller agrees that Broker shall act as agent for both Seller and Buyer provided that Buyer consents to the limited representation. In the event of a purchase, Buyer's and Seller's informed consent should be acknowledged in a separate writing other than the purchase contract.

The undersigned [x] Buyer(s) or [ ] Seller(s) acknowledge that this document is a disclosure of duties. This document is not an employment agreement.

I/WE ACKNOWLEDGE RECEIPT OF A COPY OF THIS DISCLOSURE.

[redacted] 9/03/2021 MO/DA/YR ^ PRINT NAME

^ SIGNED MO/DA/YR